UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 16, 2022
Date of Report (date of earliest event reported)
Upstart Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 300
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 204-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 5, 2022, the Amended and Restated Executive Change in Control and Severance Policy (the “Amended Policy”) of Upstart Holdings, Inc. (the “Company”) is amended to provide a standardized approach for the receipt of severance payments and benefits by certain employees with a title of Vice President or above, which include our Named Executive Officers Dave Girouard, Sanjay Datta, Paul Gu and Anna M. Counselman (each such Named Executive Officer, an “Eligible Executive”).

Generally, the Amended Policy is identical to the Executive Change in Control and Severance Policy it replaced (the “Original Policy”), except that the Amended Policy provides Eligible Executives with certain severance benefits for qualified terminations of employment that are outside the Change in Control Period (as defined in the Amended Policy).

Under the Amended Policy, if, outside of the Change in Control Period, the Company terminates the employment of the applicable Eligible Executive without “cause” (excluding death or disability) or the Eligible Executive resigns for “good reason” (as such terms are defined in the Amended Policy), and the Eligible Executive satisfies the Release Requirement (as defined in the Amended Policy), the Eligible Executive is entitled to receive (i) continuing payments of severance pay at a rate equal to the Eligible Executive’s then current annual base salary for up to 12 months, and (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the Eligible Executive and the Eligible Executive’s dependents for up to 12 months.

The remaining terms of the Amended Policy are generally identical to the Original Policy, which was incorporated by reference as Exhibit 10.6 with the Company’s Annual Report on Form 10-K on February 18, 2022.

The foregoing description of the Amended Policy is qualified in its entirety by reference to the Amended Policy, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 17, 2022, the Company filed a certificate of change of registered agent and/or registered office (the “Certificate of Change”) with the Secretary of State of the State of Delaware to change its registered agent in Delaware. The Certificate of Change is filed herewith as Exhibit 3.1 and is incorporated herein by reference into this Item 5.03.

On November 16, 2022, the Board of Directors of the Company approved and adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”), effective as of such date. The amendments set forth in the Amended and Restated Bylaws include among other things, (1) revisions to the procedures, requirements and required information for the nomination of directors and the submission of proposals for consideration at meetings of stockholders, including by adding a requirement that a stockholder seeking to nominate director(s) at a meeting of stockholders deliver to the Company reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended, within five business days of the meeting, (2) revisions to certain procedures related to stockholder meetings to conform to the provisions of the Delaware General Corporation Law, as recently amended (the “DGCL”), (3) revisions to the provisions for board action by unanimous written consent in lieu of a meeting to conform to the provisions of the DGCL, (4) revisions to the requirements for officer appointments, duties, and delegation of authority, (5) revisions to provisions related to board committee and subcommittee rules and procedures, and (6) certain other language and conforming changes and other technical edits and updates.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and are hereby incorporated by reference into this Item 5.03. The foregoing summary description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change of Location of Registered Agent and/or Registered Office.
3.2	Amended and Restated Bylaws.
10.1	Amended and Restated Executive Change in Control and Severance Policy.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.
Dated: November 18, 2022	By:	/s/Alison Nicoll
Alison Nicoll
General Counsel